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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION
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                                      OF
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                        TIMBERLAND GROWTH CORPORATION,
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                            A DELAWARE CORPORATION
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     FIRST:  The name of the corporation is the Timberland Growth Corporation.
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     SECOND:  The address of the corporation's registered office in the State of
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Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle,
Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:  The purpose of the corporation is to engage in any lawful act or
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activity for which corporations may be organized under the General Corporation
Law of Delaware.

     FOURTH:  The total number of shares of stock which the corporation shall
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have authority to issue is one hundred (100) shares of Common Stock, $.01 par value per share.

     FIFTH:  The Board of Directors is authorized to adopt, amend or repeal the
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by-laws of the corporation.  The election of directors of the corporation need not be by ballot.

     SIXTH:  The name and mailing address of the incorporator is:
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          Linda P. Shih
          c/o Pillsbury Madison & Sutro LLP
          P.O. Box 7880
          San Francisco, CA  94120-7880

     SEVENTH:  A director of the corporation shall not be liable to the
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corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability which, by express provision of the General Corporation Law of Delaware as in effect from time to time (hereinafter the "Delaware Law"), cannot be eliminated.

     The corporation shall, to the fullest extent permitted by Delaware Law, indemnify any director or officer of the corporation (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such Indemnitee is or was serving as a director, officer, employee, agent, fiduciary or co-founder of the corporation, or is or was serving another entity as a director, officer, employee, fiduciary or agent at the request of the corporation, against all expenses and liabilities actually and reasonably incurred by such Indemnitee in connection with such Proceeding.

     The right to indemnification conferred by this Article Seventh shall be presumed to

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have been relied upon by an Indemnitee and shall be enforceable as a contract right. The corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by Delaware Law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to perform the obligations provided for in this Article Seventh or in any such contract.

     Upon making a request for indemnification, an Indemnitee shall be presumed to be entitled to indemnification under this Article Seventh and the corporation shall have the burden of proof to overcome that presumption. Such indemnification shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with any Proceeding, consistent with the provisions of Delaware Law.

     Any repeal or amendment of the foregoing provisions of this Article Seventh shall not adversely affect any right or protection of any director or any Indemnitee existing at the time of such repeal or amendment.


     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make, file and record this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of February, 1998.

                                       /s/ LINDA P. SHIH
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                                  Linda P. Shih
                                  Incorporator

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